Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER HIGHLIGHTS BUSINESS STRATEGIES AND INNOVATION
AT 2022 INVESTOR CONFERENCE
•Company to share strategy for ongoing growth and innovation aligned with mission to save and sustain lives and vision to transform healthcare
•Recent Hillrom acquisition positions Baxter to accelerate value for patients, clinicians, investors and other stakeholders
•Company announces strong long-range financial outlook for 2022–2025

DEERFIELD, Ill., May 25, 2022 – Baxter International Inc. (NYSE:BAX), a global medtech leader, will showcase its ongoing trajectory of transformation and growth at its 2022 Investor Conference, being held today in Glenview, Ill. The company’s executive leadership team will highlight Baxter’s strategy to continue creating compelling value for patients, clinicians and investors through leading-edge innovation, market expansion, operational efficiency and other vital growth levers.
This is Baxter’s first Investor Conference since its Dec. 2021 acquisition of Hillrom, and presentations will underscore how the combination unlocks the next phase of Baxter’s transformation journey. The acquisition expands the reach of critical healthcare products from both legacy portfolios across global geographies and sites of care. Additionally, Baxter’s newly enhanced capabilities in connected care position the company to make an even greater impact across the care continuum in line with its mission to save and sustain lives and vision to transform healthcare.
The conference will also feature an overview of key steps Baxter is taking to bolster the strength of its supply chain function in response to the unprecedented materials, labor and freight pressures facing industries globally.
“We are excited to share how Baxter is poised to make an even greater difference for the stakeholders who put their trust in us, from patients and their caregivers to our investors,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “Our acquisition of Hillrom begins the next stage of our strategic transformation, creating new potential to expand product access and accelerate our presence in connected care, even as we continue pursuing innovation across our core portfolio. As always, the principles of corporate responsibility and operational excellence remain at the foundation of our ongoing transformation.”
Baxter Innovation Hall
Both in-person and virtual Investor Conference attendees will have the opportunity to take a closer look at Baxter innovation at the event’s Innovation Hall, which features approximately 40 recently launched and late-stage development products from across Baxter’s wide-ranging essential healthcare businesses.
“The Innovation Hall highlights some of the latest Baxter technologies and therapies that are now making a life-sustaining difference for patients worldwide, or are expected to reach the market in the near term,” said Almeida. “It also reflects the wide array of settings where patients and caregivers might experience Baxter products.” These range from physicians’ offices to the hospital to the home.
Examples of Baxter’s products showcased at the event include:1
•Sharesource, a remote patient monitoring platform that allows healthcare professionals to monitor their patients’ home dialysis treatments and remotely adjust therapy without the need for patients to make unplanned visits to the clinic. Included in the Sharesource ecosystem are Sharesource Adequest, a software application that can assist clinicians in providing timely and effective treatment for patients, and the Sharesource MyPD app, which provides peritoneal dialysis (PD) patients an interface to collect and view therapy exchange and vitals data, and upload it to the Sharesource platform.
•The Voalte Platform, an ecosystem of clinical communication technologies designed to help reduce communication delays and errors, simplify workflows and gain efficiencies. The Voalte Platform includes Voalte Nurse Call, a secure, reliable platform for communication in the hospital between patients and caregivers; Voalte Mobile Solution, which connects care teams no matter where they are; and Voalte Alert & Alarm Management, which brings together data to intelligently manage notifications about changes in patient conditions.
•The Novum IQ Infusion Platform, representing Baxter’s latest developments in infusion therapy and medication safety. The technology is designed to bring together multiple smart infusion pumps (large volume, syringe and PCA [patient-controlled analgesia]) in combination with Baxter’s Dose IQ safety software and IQ Enterprise connectivity suite to help improve patient treatment, prevent harm and personalize therapy, with the capability to fully integrate with hospital electronic medical records (EMRs).
•The RetinaVue Care Delivery Model, which offers primary care providers a simple and affordable way to administer retinal exams during office visits. The RetinaVue Care Delivery Model includes automated features that make it easy to capture high-quality images in the office and can be seamlessly integrated into clinical workflows, including connecting to the practice’s EMR system.
•ExactaMix Pro with Abacus, the latest version of the ExactaMix compounder now used in more than 1,000 hospital pharmacies and compounding centers. ExactaMix Pro is designed to meet the evolving needs of the modern pharmacy and features an easy-to-clean, highly responsive touch screen, a graphical user interface designed to help simplify common pharmacy tasks, a quad-core processor to deliver speed and performance, and advanced cybersecurity for the pharmacy. Abacus software provides proven dose calculation, has user-defined warning limits and helps minimize the risk of calculation errors.
•Bardy Carnation Ambulatory Monitor (CAM) Patch, a lightweight and compact single-use device designed to be placed over the heart. The CAM patch provides improved ECG resolution and can provide more information about heart rhythm that may lead to more clinically actionable diagnoses.
•The PrisMax Multi-Organ Support System, which is designed to help simplify delivery of continuous renal replacement therapy (CRRT) and other organ support therapies. The PrisMax 2 system features new solutions within the company’s TrueVue digital health portfolio as well as the PrismaLung+ blood-gas exchanger that delivers extracorporeal carbon dioxide removal (ECCO2R) therapy to support the management of acute respiratory dysfunction.
2025 Outlook
In conjunction with the Investor Conference, Baxter provided new long-range financial guidance for 2022 to 2025.

Baxter expects constant currency sales growth of 4% to 5% on a compounded annual basis from 2022 through 2025. The company expects 2025 adjusted operating margin to expand by 350 to 400 basis points as compared to expected year-end 2022. Baxter anticipates free cash flow conversion of more than 80% by 2025.
Baxter expects the acquisition of Hillrom to contribute up to $350 million of annual pre-tax cost synergies by 2025. In addition, the company expects to realize up to $200 million in incremental annual revenue synergies by 2025, reflecting the impact of market expansion across the broader portfolio as well as new innovation fueled by Baxter’s expanded capabilities following the acquisition. These synergies are captured in Baxter's 2022–2025 financial outlook
“Our 2025 outlook demonstrates confidence in our momentum across our expanded portfolio and pipeline, supported by our commitment to ongoing disciplined financial management,” said executive vice president and chief financial officer Jay Saccaro. “Our strategic approach to capital allocation allows us to continue investing in innovation and growth while returning value to our investors, which is a crucial objective of our operating model.”
Investor Conference Webcast
A webcast of Baxter’s investor conference and accompanying slides can be accessed live from the investor section of the company’s website at www.baxter.com beginning at 8:30 a.m. CDT on May 25, 2022. A replay of the presentations will be posted to the site following the live event.

About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures
This press release contains financial measures that are not calculated in accordance with U.S. GAAP (Generally Accepted Accounting Principles). The non-GAAP financial measures include forecasted sales growth on a constant currency basis, forecasted adjusted operating margin and forecasted free cash flow conversion. Forecasted net sales growth on a constant currency basis provides information about the expected percentage change in net sales growth assuming foreign currency exchange rates remain constant in future periods. Forecasted adjusted operating margin represents forecasted adjusted operating income (forecasted operating income excluding special items that may occur during the forecast period) divided by forecasted net sales. Forecasted free cash flow conversion represents forecasted free cash flow (forecasted operating cash flow less forecasted capital expenditures) divided by forecasted adjusted net income attributable to Baxter stockholders (forecasted net income attributable to Baxter stockholders excluding special items that may occur during the forecast period).
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
The company has not provided a reconciliation for non-GAAP estimates on a forward-looking basis for its long-range financial guidance for 2022 to 2025 because it is unable to provide a meaningful calculation or estimation of the reconciling items and that information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking U.S. GAAP financial measures that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable U.S. GAAP financial measures may vary materially from the corresponding U.S. GAAP financial measures.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for full-year 2022 and 2022–2025) and business development and product launch activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the impact of global economic conditions (including potential trade wars and economic sanctions) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; demand for and market acceptance of risks for new and existing products; product development risks (including any delays in obtaining required regulatory approvals or failures to obtain such approvals); product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier, specified OUS rights to Caelyx/Doxil, full U.S. and specific OUS rights to Transderm Scop, PerClot, Hillrom and certain rights to Zosyn in the U.S. and Canada); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and current and future ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Abacus, Adequest, BardyDx, Caelyx, Carnation Ambulatory Monitor, Cheetah Medical, Dose IQ, Doxil, ExactaMix, Hillrom, Novum IQ. Perclot, PrismaLung, PrisMax, RetinaVue, Seprafilm, Sharesource, TrueVue and Voalte are registered trademarks of Baxter International Inc. or its subsidiaries. Transderm Scop is a registered trademark of Novartis AG.

Media Contact
Eric Tatro, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

1 Not all products highlighted are available in all or any geographies. Innovation Hall highlights also include products currently in development and ones that are subject to regulatory approval or clearance in one or more jurisdictions.

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